UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026 (January 28, 2026)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	93-4680139
(State or Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Richard N. Baer, our Executive Vice President, General Counsel and Secretary, has informed us that he intends to retire in March. Mr. Baer will continue serving in his current role until February 8, 2026. After that date, Mr. Baer will become a part-time employee through March 6, 2026 to assist with the transition of his duties and responsibilities. No severance payments will become payable to Mr. Baer under the terms of his Employment Agreement in connection with his retirement.

On January 28, 2026, our subsidiary, Sirius XM Radio LLC, entered into an Employment Agreement (the “Employment Agreement”) with Eve Konstan to serve as our new Executive Vice President, Chief Legal Officer and Secretary. The term of the Employment Agreement will begin on February 9, 2026 (the “Effective Date”) and end on February 8, 2029. At the end of this initial term and on each succeeding February 8th, the term of the Employment Agreement will be automatically extended by one additional year, unless either party has given the other written notice of nonrenewal.

Eve Konstan, age 57, served as General Counsel of Spotify Technology S.A., a global audio streaming subscription service that operates one of the world’s largest digital music and podcast distribution platforms, from May 2020 to January 2025. Prior to joining Spotify, Ms. Konstan served as Executive Vice President and General Counsel of WarnerMedia Entertainment, a media and entertainment company encompassing television networks and premium content businesses. She also spent more than 20 years at HBO, a global subscription-based media company known for its original programming and international distribution footprint, where she ultimately served as Executive Vice President and General Counsel. She holds a Bachelor of Arts with Honors from Eckerd College and a Juris Doctor degree from Columbia Law School. There is no arrangement or understanding between Ms. Konstan and any other person pursuant to which Ms. Konstan was selected as an officer, and there are no transactions involving Ms. Konstan that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there is no family relationship between Ms. Konstan and any director or executive officer of the company.

Pursuant to the Employment Agreement, Ms. Konstan’s annual base salary will be $1,000,000. The Employment Agreement entitles Ms. Konstan to participate in any bonus plan generally applicable to our executive officers and provides for an annual target bonus equal to 150% of her base salary.

The Employment Agreement provides, in the case of certain qualifying terminations (which does not include the failure to renew the Employment Agreement at the end of the initial term or any renewal term), for continuation of her health insurance benefits for eighteen months and life insurance benefits for twelve months and for a lump sum severance payment in an amount equal to the sum of (i) Ms. Konstan’s annual base salary, and (ii) the greater of Ms. Konstan’s target bonus opportunity for the year in which her termination occurs or the last annual bonus paid (or due and payable) to her. In the case of certain qualifying terminations (which does not include the failure to renew the Employment Agreement at the end of the initial term or any renewal term), we are also obligated to pay her a pro-rated bonus for the year in which the termination occurs (based on actual achievement of applicable performance criteria) and any earned but unpaid bonus for the year prior to the termination. Our obligation to provide these severance benefits is subject to Ms. Konstan’s execution of an effective release of claims against us. The Employment Agreement also contains other provisions, including confidentiality and non-competition restrictions, as well as a compensation clawback to the extent required by our policies or applicable law, regulations or stock exchange listing requirements.

In connection with the Employment Agreement, on the second business day following the Effective Date on which we and Ms. Konstan are not subject to blackout restrictions, we have agreed to grant Ms. Konstan:

•       time-based restricted stock units (“RSUs”) having a grant value of $1,500,000. This time-based RSU award will vest in equal installments on the first, second and third anniversaries of the Effective Date.

•       time-based RSUs having a grant value of $2,000,000, which will be granted as a sign-on equity award. This time-based RSU award will vest in equal installments on the first two anniversaries of the Effective Date.

•       performance-based RSUs having a grant value of $1,500,000. This performance-based RSU award will cliff vest if we achieve a three year cumulative free cash flow target (the “Performance Target”) set by the Compensation Committee of the Board of Directors (the “Compensation Committee”) for the period starting January 1, 2026 and ending December 31, 2028. The number of performance-based RSUs that will be eligible to vest will be based on our level of achievement of the Performance Target and may be modified by the “TSR Performance Metric”. The TSR Performance Metric is the three-year total shareholder return (“TSR”) of Sirius XM Holdings Inc. (“Holdings”) relative to the other entities in the S&P 1500 Media & Entertainment Index (the “TSR Index”) as in effect on January 1, 2026. Achievement against the TSR Performance Metric will be determined by the percentile rank of Holdings’ TSR relative to the TSR of each other entity in the TSR Index at the end of the performance period. The vesting of these performance-based RSUs will be subject to Ms. Konstan remaining employed full-time with us through the third anniversary of the Effective Date.

Starting in 2027, and continuing for the remainder of the term of the Employment Agreement, Ms. Konstan will be eligible for additional equity-based compensation awards based on her and our performance. Such annual grants, including the amounts, terms and conditions for such grants, are subject to approval by the Compensation Committee. Such annual grants, if any, will take place at the same time that equity grants are provided to our other management-level employees.

Each of the awards will be subject to acceleration or forfeiture under certain circumstances consistent with the terms of equity awards granted to our other executive officers. In addition, if we provide notice to Ms. Konstan that we do not intend to renew the Employment Agreement at the end of the initial term or any renewal term, then Ms. Konstan would not be entitled to any cash severance benefits but all equity-based awards then held by Ms. Konstan will be subject to acceleration to the same extent such acceleration would occur in connection with a termination of employment by us without “Cause”.

Additional information about the benefit plans and programs generally available to our executive officers is included in the Proxy Statement for our 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on April 14, 2025.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure

On January 29, 2026, we issued a press release announcing the hiring of Ms. Konstan described in Item 5.02 above. A copy of that press release is furnished as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Statements and Exhibits

(d)       Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of January 28, 2026, between Sirius XM Radio LLC and Eve Konstan

99.1	Press release dated January 29, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Richard N. Baer
Richard N. Baer
Executive Vice President, General Counsel and Secretary

Dated: January 29, 2026

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